AMENDED AND RESTATED

SCHEDULE A

to the

Investment Advisory Agreement

(as of June 1, 2016)

BMO Funds

Portfolio	Effective Date	Initial Term*

BMO Low Volatility Equity Fund	September 27, 2012	August 31, 2013

BMO Large-Cap Value Fund	October 6, 2011	August 31, 2012

BMO Dividend Income Fund	December 29, 2011	August 31, 2012

BMO Large-Cap Growth Fund	October 6, 2011	August 31, 2012

BMO Mid-Cap Value Fund	October 6, 2011	August 31, 2012

BMO Mid-Cap Growth Fund	October 6, 2011	August 31, 2012

BMO Small-Cap Value Fund	October 6, 2011	August 31, 2012

BMO Small-Cap Growth Fund	October 6, 2011	August 31, 2012

BMO Pyrford International Stock Fund	December 29, 2011	August 31, 2012

BMO LGM Emerging Markets Equity Fund	October 6, 2011	August 31, 2012

BMO Ultra Short Tax-Free Fund	October 6, 2011	August 31, 2012

BMO Short Tax-Free Fund	September 27, 2012	August 31, 2013

BMO Short-Term Income Fund	October 6, 2011	August 31, 2012

BMO TCH Intermediate Income Fund	October 6, 2011	August 31, 2012

BMO Intermediate Tax-Free Fund	October 6, 2011	August 31, 2012

BMO Mortgage Income Fund	October 6, 2011	August 31, 2012

BMO TCH Corporate Income Fund	October 6, 2011	August 31, 2012

BMO TCH Core Plus Bond Fund	October 6, 2011	August 31, 2012

BMO Monegy High Yield Bond Fund	December 29, 2011	August 31, 2012

BMO TCH Emerging Markets Bond Fund	September 27, 2012	August 31, 2013

BMO Government Money Market Fund	October 6, 2011	August 31, 2012

BMO Tax-Free Money Market Fund	October 6, 2011	August 31, 2012

BMO Prime Money Market Fund	October 6, 2011	August 31, 2012

BMO In-Retirement Fund	August 29, 2013	August 29, 2015

BMO Target Retirement 2020 Fund	August 29, 2013	August 29, 2015

BMO Target Retirement 2030 Fund	August 29, 2013	August 29, 2015

BMO Target Retirement 2040 Fund	August 29, 2013	August 29, 2015

BMO Target Retirement 2050 Fund	August 29, 2013	August 29, 2015

Portfolio	Effective Date	Initial Term*

BMO Global Low Volatility Equity Fund	September 30, 2013	August 31, 2015

BMO Target Retirement 2015 Fund	December 27, 2013	August 31, 2015

BMO Target Retirement 2025 Fund	December 27, 2013	August 31, 2015

BMO Target Retirement 2035 Fund	December 27, 2013	August 31, 2015

BMO Target Retirement 2045 Fund	December 27, 2013	August 31, 2015

BMO Target Retirement 2055 Fund	December 27, 2013	August 31, 2015

BMO Small-Cap Core Fund	December 27, 2013	August 31, 2015

BMO Conservative Allocation Fund	May 30, 2014	August 31, 2015

BMO Moderate Allocation Fund	May 30, 2014	August 31, 2015

BMO Balanced Allocation Fund	May 30, 2014	August 31, 2015

BMO Growth Allocation Fund	May 30, 2014	August 31, 2015

BMO Aggressive Allocation Fund	May 30, 2014	August 31, 2015

BMO Alternative Strategies Fund	December 15, 2014	August 31, 2015

BMO Disciplined International Equity Fund	August 26, 2015	August 26, 2017

BMO Global Long/Short Equity Fund	August 26, 2015	August 26, 2017

BMO Institutional Prime Money Market Fund	June 1, 2016	August 31, 2017

*	After the Initial Term, the Agreement may continue in effect for successive periods of one year as provided in Section 10 of the Agreement.

AMENDED AND RESTATED

SCHEDULE B

to the

Investment Advisory Agreement

For all services rendered by the Adviser pursuant to the Agreement, each Portfolio of the Fund shall pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered, an annual investment advisory fee calculated by applying the applicable annual rate to the average daily net assets of the Portfolio as set forth below.

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $500 million	on the next $200 million	on the next $100 million	in excess of $800 million
BMO Low Volatility Equity Fund	0.50%	0.49%	0.45%	0.40%
BMO Dividend Income Fund	0.50%	0.49%	0.45%	0.40%
BMO Mid-Cap Value Fund	0.685%	0.67%	0.57%	0.51%
BMO Mid-Cap Growth Fund	0.685%	0.67%	0.57%	0.51%
BMO Small-Cap Value Fund	0.685%	0.68%	0.62%	0.61%
BMO Small-Cap Growth Fund	0.95%	0.90%	0.90%	0.90%
BMO Pyrford International Stock Fund	0.735%	0.72%	0.62%	0.56%
BMO LGM Emerging Markets Equity Fund	0.90%	0.89%	0.85%	0.80%
BMO Global Low Volatility Equity Fund	0.65%	0.64%	0.60%	0.55%

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $100 million	on the next $150 million	on the next $250 million	in excess of $500 million
BMO TCH Emerging Markets Bond Fund	0.55%	0.55%	0.55%	0.55%
BMO Ultra Short Tax-Free Fund	0.20%	0.19%	0.17%	0.10%
BMO Short Tax-Free Fund	0.20%	0.19%	0.17%	0.15%
BMO Short-Term Income Fund	0.20%	0.19%	0.17%	0.10%
BMO TCH Intermediate Income Fund	0.25%	0.20%	0.20%	0.20%
BMO Intermediate Tax-Free Fund	0.25%	0.16%	0.12%	0.10%
BMO Mortgage Income Fund	0.25%	0.20%	0.20%	0.20%
BMO TCH Corporate Income Fund	0.20%	0.19%	0.15%	0.10%
BMO TCH Core Plus Bond Fund	0.25%	0.16%	0.12%	0.10%
BMO Monegy High Yield Bond Fund	0.50%	0.50%	0.50%	0.50%

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $1 billion	on the next $1 billion	in excess of $2 billion
BMO Large-Cap Value Fund	0.50%	0.475%	0.450%
BMO Large-Cap Growth Fund	0.50%	0.475%	0.450%
BMO Small-Cap Core Fund	0.65%	0.625%	0.60%
BMO Alternative Strategies Fund	1.70%	1.675%	1.65%
BMO Disciplined International Equity Fund	0.60%	0.575%	0.55%
BMO Global Long/Short Equity Fund	1.00%	0.975%	0.95%

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $2 billion	on the next $2 billion	on the next $2 billion	on the next $2 billion	in excess of $8 billion
BMO Government Money Market Fund	0.200%	0.185%	0.170%	0.155%	0.140%
BMO Tax-Free Money Market Fund	0.200%	0.185%	0.170%	0.155%	0.140%
BMO Prime Money Market Fund	0.150%	0.135%	0.120%	0.105%	0.090%
BMO Institutional Prime Money Market Fund	0.150%	0.135%	0.120%	0.105%	0.090%

The investment advisory fee shall accrue daily at the rate of 1/365th of the applicable annual rate applied to the daily net assets of the Portfolio. The investment advisory fee so accrued shall be paid to the Adviser monthly.

No investment advisory fee shall be payable to the Adviser with respect to the following portfolios of the Fund:

Portfolio
BMO In-Retirement Fund
BMO Target Retirement 2020 Fund
BMO Target Retirement 2030 Fund
BMO Target Retirement 2040 Fund
BMO Target Retirement 2050 Fund
BMO Target Retirement 2015 Fund
BMO Target Retirement 2025 Fund
BMO Target Retirement 2035 Fund
BMO Target Retirement 2045 Fund
BMO Target Retirement 2055 Fund
BMO Conservative Allocation Fund
BMO Moderate Allocation Fund
BMO Balanced Allocation Fund
BMO Growth Allocation Fund
BMO Aggressive Allocation Fund

Effective this      day of                     , 2016.

BMO Funds, Inc. By: Name: John M. Blaser Title: President	BMO Asset Management Corp. By: Name: Title:

BMO Asset Management Corp.
By:
Name:
Title: